UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  March 7, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


 SAFE TECHNOLOGIES INTERNATIONAL INC. (Formerly Safe Aid Products Incorporated)
------------------------------------------------------------------------------
             Exact name of registrant as specified in its charter)



      Delaware                           000-17746             22-2824492
   ------------------------------     ---------------     ----------------------
(State or other jurisdiction         (Commission File        (I.R.S. Employer
of incorporation or organization)     Number)             Identification Number)



                        2875 SOUTH OCEAN BLVD, SUITE 211
                            PALM BEACH, FLORIDA 33480
                         -------------------------------
                    (Address of principal executive offices)


                                  561-832-2700
                                  ------------
              Registrant's telephone number, including area code.

Item 5.        Other Events and Regulation FD Disclosure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Safe Technologies International, Inc.


                                        By: /s/ Michael J. Posner
                                           -------------------------------------
                                           Michael J. Posner, President
                                                              (Registrant)


                                        Date:  March 7, 2001
                                             -----------------------------------

Wednesday, March 7, 2001, 12:28 pm Eastern Time

PRESS RELEASE

SOURCE:  Safe Technologies International, Inc.

SAFE TECHNOLOGIES REPORTS WARRANTS HAVE BEEN RENEWED

PALM BEACH, Fla., March 7, 2001/PRNewswire/ -- Safe Technologies International, Inc. (OTC Bulletin Board: SFAD - news)

Michael J. Posner, President, announced today that the Company's Class A and Class B Warrants have been extended by the Board of Directors through January 9, 2002. Upon exercise, each Class A Warrant entitles the holder to purchase one share of common stock for $.20 per share and to receive one redeemable Class B Warrant. Upon exercise each Class B Warrant entitles the holder to purchase one share of common stock for $.50 per share.

Mr. Posner said, "These Warrants are very important to many of the original SFAD shareholders who contact the Company every year to ascertain the renewal status of their Warrants. The Class A and Class B Warrants date from April, 1988, at which time, the SFAD Board of Directors authorized a Registration Statement in connection with the Public Offering."

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the means of Section 27A of the Securities Act of 1934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10QSB for the year ended September 30, 2000.

SOURCE: Safe Technologies International, Inc.
CONTACT:  Brad Tolley VP Investor Relations
TEL:  561-832-2700
EMAIL:  investor.relations@safetechnologies.com
HTTP://www.safetechnolgies.com